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                                                                   EXHIBIT 99.6



                          DISTRIBUTION AGREEMENT



                 This DISTRIBUTION AGREEMENT (including the Schedules hereto, this "Agreement"), dated as of July 14, 1997, among HARDEE'S FOOD SYSTEMS, INC., a North Carolina corporation (the "Company"), CKE RESTAURANTS, INC., a Delaware corporation ("Buyer"), and FAST FOOD MERCHANDISERS, INC., a Colorado corporation ("Distributor"),


                             W I T N E S S E T H :


                 WHEREAS, the Company desires to designate Distributor, and Distributor desires to be designated, an approved non-exclusive distributor (an "Approved Distribu-tor") of dairy products, meats, frozen and refrigerated foods, canned and dry goods, beverages, paper and disposables, cleaning supplies, test products, premium and promotional items and certain other non-food products requiring frequent replacement, but in any such case excluding fresh baked goods (such goods, supplies, products and items collectively, the "Products") to the Franchised Restaurants (as hereinafter defined); and

                 WHEREAS, the Company desires to purchase Products from Distributor, and Distributor desires to sell and supply Products to the Company, each in quantities constituting the total requirements of all Company Restaurants (as herein-after defined); and

                 WHEREAS, Imasco Holdings, Inc., a Delaware corporation ("Seller"), the Company and Buyer have entered into that certain Stock Purchase Agreement, dated as of April 27, 1997 (the "Stock Purchase Agreement"), pursuant to which, inter alia, Buyer has agreed to purchase, take up and assume from Seller, and Seller has agreed to sell, transfer and assign to Buyer, each on the terms and conditions therein stated, all of the outstanding capital stock of the Company; and




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                 WHEREAS, pursuant to and as a condition precedent to the
Closing contemplated by the Stock Purchase Agreement (the "Closing"), Buyer has agreed to, and Seller has agreed to cause the Company and Distributor to, enter into this Agreement;

                 NOW THEREFORE, in consideration of the premises, and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

                 "Affiliate", with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person. With respect to Buyer, the term "Affiliate" shall not include any Person in which Buyer, directly or indirectly, is the beneficial owner of less than 50% of such Person's voting securities.

                 "Agreement" shall have the meaning set forth in the Preamble.

                 "Approved Distributor" shall have the meaning set forth in the Recitals.

                 "Branded Products" shall mean Products bearing any Trademark.

                 "Breach" shall have the meaning set forth in Section 20.

                 "Closing" shall have the meaning set forth in the Recitals.

                 "Company Restaurants" shall mean, collectively:

                 (a) all restaurants owned or operated by the Company or its subsidiaries on the date of this Agreement; and




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                 (b)  all restaurants from time to time during the term of this
Agreement operated or wholly owned by Buyer or the Company or any of their respective Affiliates which:

                 (i)  offer to customers any Branded Products; and

                 (ii) are located east of the Mississippi River and offer to customers hamburger, chicken or breakfast products, except restaurants operated or wholly owned by CBI Restaurants, Inc. or Summit Family Restaurants Inc. and their current subsidiaries;

provided, however, that "Company Restaurants" shall not include restaurants operated or owned by Persons acquired by, or who become Affiliates of, Buyer or the Company which are parties to existing contractual distribution arrange-ments covering products similar to the Products.

                 "Counted Restaurants" shall mean, for purposes of clause (z) of Section 10(a), all restaurants, other than the Restaurants, that are both
(a) covered by a distribution agreement or arrangement with Distributor; and
(b) are owned and operated by any Person (other than a Franchisee or its Affiliates) which participates in a cooperative purchasing distribution program administered by the Buyer or its Affiliates.

                 "Discontinued Product" shall mean a Product as to which the approval for use in the Restaurants has been withdrawn, or as to which the related "limited time offer", test period or promotional period has terminated.

                 "Franchised Restaurants" shall mean all restaurants, other than Company Restaurants, which, either as of the date of this Agreement or from time to time during the term of this Agreement, are licensed by the Company to offer to customers any Branded Products.





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                 "Franchisees" shall mean, collectively, the several owners and/or operators of the Franchised Restaurants.

                 "Notice of Dispute" shall have the meaning set forth in
Section 13.

                 "Overpayment" shall have the meaning set forth in Section 13.

                 "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental or regulatory body or other entity.

                 "Restaurants" shall mean all Franchised Restaurants and Company Restaurants.

                 "Seller" shall have the meaning set forth in the Recitals.

                 "Similar Product" shall mean, with respect to any particular Product shipped from a particular distribution center, any product that is both
(a) substantially similar to such Product, and (b) shipped to such distribution center from the same origination point and on the same shipping terms (excluding invoice payment terms) as such Product is shipped to such distribution center.

                 "Stock Purchase Agreement" shall have the meaning set forth in the Recitals.

                 "Suspension" shall have the meaning set forth in Section 20.

                 "Trademark" shall mean any Hardee's(R) trademark, service mark, tradename or trade dress.

                 "Truckload" shall mean a delivery of inbound goods to Distributor consisting of a gross weight of 40,000 pounds or more or 2,000 or more cubic feet.





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                 "Unbranded Products" shall mean Products which are not Branded
Products.

                 2. Approved Distributor. (a) The Company hereby designates Distributor as an Approved Distributor of the Products to the Franchised Restaurants during the term of this Agreement.

                 (b) No provision of this Agreement shall be construed to require Distributor to sell Products to any Franchised Restaurant or any Franchised Restaurant to purchase Products from Distributor. Distributor shall extend the service, pricing and other terms and conditions offered to the Company under this Agreement to any Franchised Restaurant which (i) is located in any geographic market in the contiguous United States in which any Company Restaurant or Franchised Restaurant is located as of the date of this Agreement, and (ii) purchases 92% or more of such Franchised Restaurant's total requirements of the Products in the 12-month period preceding the date of this Agreement or the second, fourth and sixth anniversary of this Agreement, whichever date shall at any time be the most recent; provided that the related Franchisee meets Distributor's credit standards as they may from time to time be amended. In no event shall the Company be responsible for the debts of the Franchisees.

                 (c) Subject to Sections 20 and 21, no provision of this Agreement shall be construed to prohibit or restrict Distributor from selling any Product to any Franchised Restaurant at any time during the term of this Agreement.

                 (d) The Company agrees that Distributor shall remain the sole national Approved Distributor of Products to the Franchised Restaurants in the United States during the term of this Agreement. No provision of this Agreement shall be construed to prohibit the Company from designating additional Approved Distributors; provided that in the event the Company decides to approve more than two Approved Distributors in any geographic area of the United States, the Company shall provide notice of such decision to





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Distributor at least 90 days prior to the implementation of such approval.

                 (e) The Company shall not hereafter enter into any agreement (other than with the Distributor) which is in conflict with the rights granted to Distributor by this Section 2. Each party agrees that it will not take any action the sole purpose of which is to evade or circumvent its obligations under this Agreement.

                 3. Exclusive Requirements Purchase Agreement. On the terms and subject to the conditions set forth herein, the Company hereby agrees to purchase exclusively from Distributor, and Distributor agrees to supply and sell continuously to the Company, in quantities constituting the total requirements of all Company Restaurants during the term of this Agreement, all Products, other than certain premium and promotional products.

                 4. Restaurants. Schedule 1 hereto contains a list of all Restaurants as of the date hereof. During the term of this Agreement, the Company shall promptly notify Distributor if any establishment or other unit not set forth on Schedule 1 shall become a Restaurant.

                 5. Term and Termination. Subject to Section 20, the term of this Agreement shall commence at the Closing and shall continue for a period of seven (7) years from the Closing Date. Such term shall automatically be extended for consecutive periods of two (2) years from the expiration thereof and from the expiration of each subsequent extension period, as the case may be, unless Distributor or the Company shall have given, either to the other, not less than three months prior to such expiration, written notice of its desire to terminate this Agreement as of such expiration.

                 6. Products. (a) The Company shall give Distributor prompt written notice of its approval or suspension of approval of any Product for use in the Restaurants and shall provide Distributor with a written list of approved Products from time to time upon the reasonable request by Distributor therefor.





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                 (b)      Distributor shall not sell, supply, distribute or
otherwise transfer Branded Products to any Person, except (i) pursuant to this Agreement, (ii) Franchisees or Franchised Restaurants, (iii) in connection with the destruction or final disposal of such Branded Products, or (iv) with the written consent of the Company.

                 (c) Distributor shall use commercially reasonable efforts to sell to third parties any Discontinued Products which are Unbranded Products promptly after the suspension of approval of such Discontinued Products for use in the Restaurants or the termination of the related "limited time offer", test period or promotional period, as the case may be. Within 30 days following the suspension of approval or termination of the "limited time offer", test period or promotional period with a respect to any Discontinued Product which is an Unbranded Product, the Company shall (a) reimburse Distributor for the excess, if any, of the Cost of such quantity of such Discontinued Product as has been sold to third parties over the net proceeds of such sale, and (b) purchase Distributor's entire remaining stock of such Discontinued Product at Cost, plus applicable freight F.O.B. Distributor's distribution center(s). Within 30 days following the suspension of approval or termination of the "limited time offer", test period or promotional period with respect to any Discontinued Product which is a Branded Product, the Company shall purchase Distributor's entire stock of such Discontinued Product at Cost, plus applicable freight F.O.B. Distributor's distribution center(s). Notwithstanding the previous two sentences, in no event shall the Company be required to purchase the amount of Distributor's stock of any Discontinued Product or to reimburse Distributor for the excess of the Cost of the amount of Discontinued Product sold to third parties over the net proceeds of such sale which, in the aggregate, exceeds three (3) weeks inventory of such Product (based on total sales of such Product to the Company Restaurants during the immediately preceding 12-month period) if such stock as exceeds such three (3) weeks' inventory was not purchased to fill orders placed by the Company Restaurants; provided, however, that this sentence shall not apply to Discontinued Products purchased by Distributor in reliance





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on the Company's sales projections with respect to "limited time offers."
Distributor and the Company shall also negotiate in good faith an equitable arrangement concerning Distributor's remaining stock of such Discontinued Product based on an agreed level of inventory for sales to the Franchised Restaurants.

                 (d) With respect to any Product which, in the course of its ordinary or intended use, is not likely to be noticed or come to the attention of customers of the Restaurants, the Company will use commercially reasonable efforts either to ensure that such Product is an Unbranded Product or to approve for use in the Restaurants a replacement or substitute Product that is an Unbranded Product; provided, however, that the Company shall not be required to ensure that such Product is an Unbranded Product or to approve any such replacement or substitute Product if the Company is able to purchase the same Product, as a Branded Product, at a reduced cost.

                 (e) No provision of this Agreement shall be construed to amend, modify or restrict the absolute right of the Company, at its sole discretion, to add, modify or delete menu items with respect to Restaurants, whether as a group or on an individual basis, or to approve or disapprove Products for use in the Restaurants.

                 (f) No provision of this Agreement shall be construed to prohibit or restrict Distributor from selling Unbranded Products to purchasers other than the Company, the Company Restaurants or the Franchised Restaurants.

                 7. Shortages. (a) Distributor shall promptly notify the Company of any short-term inability on its part or anticipated short-term inability on its part to supply a particular Product in any or all geographic area or areas and shall indicate the reason for such inability and the expected duration. Following receipt of any such notification, the Company may enter into alternative arrangements as may be reasonably necessary to purchase from sources other than Distributor any of its requirements of such Product in such geographic area or areas, but only during the period of





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such inability to supply; provided, however, that Distributor shall reimburse the Company for its reasonable out-of-pocket costs incurred in connection with covering any such inability to supply which is the proximate result of Distributor's failure to timely order Products from suppliers to fill orders previously placed by Company Restaurants. The Company shall be obligated to purchase all of its requirements for such Product in any such geographic area or areas from Distributor upon advance written notice to the Company that such Product will thereafter be supplied in such geographic area or areas. Notwithstanding the foregoing, Distributor's obligation to supply Restaurants shall be subject to its right, during any emergency shortage of any Product, to allocate sales of such Product among the Restaurants in any affected geographic area or areas based upon the relative percentages of Distributor's total sales of such Product to them during the immediately preceding 12-month period, or such shorter period for which Distributor has historical sales data.

                 (b) From and after the Closing, the Company shall use its best efforts to secure and maintain suppliers with respect to all of the Products. The Company shall give Distributor prompt written notice of the termination of any material purchase order or the termination of any material supply relationship with the supplier of any Product. Distributor agrees to assign all of Distributor's rights and obligations under all purchasing contracts with other Persons to which Distributor or its Affiliates is a party and pursuant to which Distributor currently purchases products solely for distribution to the Restaurants. To the extent that the assignment of any such purchasing contract is prohibited by the terms thereof, the parties shall not effect any such assignment or assumption, and Distributor shall instead make the benefits of such purchasing contract available to the Company during the term thereof. The Company agrees to indemnify, defend and hold harmless Distributor and its Affiliates against any losses, damages, liabilities, costs and expenses (including reasonable attorneys fees and expenses) sustained or incurred arising out of or relating to Distributor's performance of its obligations pursuant to the previous sentence.





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                 8.  Delivery.  (a)  Distributor shall comply with the delivery standards set forth in Schedule 2 (the "Delivery Standards"); provided, however, that promptly following each of the second, fourth and sixth anniversaries of the Closing, on a date mutually agreeable to the Company and Distributor, the Company and Distributor shall meet and negotiate in good faith any adjustments to the Delivery Standards as may be equitable under the circumstances.

                 (b) Distributor shall maintain a sufficient inventory to provide reasonably timely delivery of Products to each Restaurant as required; provided, however, that, with respect to any particular Product, Distributor shall not in any event be required to order more than the lesser of (i) three
(3) weeks' inventory of such Product, based on total sales of such Product to the Restaurants during the immediately preceding 12-month period and (ii) a quantity of such Product equivalent to one full Truckload of such Product.

                 (c) All items shall be delivered by Distributor's employees or agents on a "tailgate" basis, with delivery vehicles parked in the parking lot adjacent to or alongside the sidewalk fronting the premises of each Restaurant. Distributor shall use its reasonable best efforts to place the tailgate as close to the door of each Restaurant as is permitted by restaurant management.

                 9. Ordering and Invoicing Facilities. (a) Dis-tributor shall continue to provide such ordering and invoicing facilities, systems and functions as were provided by Distributor to the Company and the Restaurants prior to the Closing, in the manner and with the same level of service and efficiency provided by Distributor to the Company and the Restaurants prior to the Closing.

                 (b) The Company shall maintain the Company's current data processing system, or a successor electronics system which provides services to the Restaurants of the same degree. Distributor shall continue to provide to the Company, in electronic format, without charge to the Company, such summary cost and usage data concerning the





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Company Restaurants as was provided to the Company prior to the Closing, including the reports specified in Schedule 3, in a manner and with the same frequency provided by Distributor to the Company prior to the Closing.

                 (c) The Company shall provide to Distributor the reports and notifications specified in Schedule 4.

                 (d) In the event that the Company should make available or cause to be put into general use by the Restaurants or the Company any ordering, payment, data processing, inventory management or information technology systems that would require capital expenditures on the part of Distributor, Distributor and the Company shall promptly meet and negotiate in good faith to effect an equitable reimbursement of Distributor for its out-of-pocket costs incurred in connection with its interface to and interconnection with such systems, giving due regard to any reductions in Distributor's general and administrative expenses expected to be realized as a result of the implementation of such systems. In any such event, the Company shall afford Distributor a reasonable period of time in which to adapt to, interface to or interconnect with any such system prior to the final implementation thereof.

                 (e) In the event that Distributor should make available or cause to be put into general use by the Restaurants or Distributor any ordering, payment, data processing, inventory management or information technology systems that would require capital expenditures on the part of the Company, Distributor and the Company shall promptly meet and negotiate in good faith to effect an equitable reimbursement of the Company for its out-of-pocket costs incurred in connection with its interface to and interconnection with such systems, giving due regard to any reductions in the Company's general and administrative expenses expected to be realized as a result of the implementation of such systems. In any such event, Distributor shall afford the Company a reasonable period of time in which to adapt to, interface to or interconnect with any such system prior to the final implementation thereof.





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                 10.  Pricing.  (a)  The prices to be paid by the Company to
Distributor and the prices to be made available by Distributor to the Franchisees for each Product (other than soft drink Products) shall be the Cost of such Product, as defined below, plus the Delivery Fee for such Product set forth on Schedule 5 (each, a "Delivery Fee" and, collectively, the "Delivery Fees"). The prices to be paid and made available for each softdrink Product shall be as set forth on Schedule 5. "Cost" as used herein shall mean (x) the supplier's actual invoice price for the quantity of the Product purchased and sold by Distributor (or, in the case of a distributor "buy in" in advance of a price increase announced by the supplier thereto, the price paid by Distributor (applied to the quantity so delivered) for the quantity of such Product which is the lesser of (i) three (3) weeks' inventory of such Product, based on total sales of such Product to the Restaurants during the 12-month period immediately preceding Distributor's delivery of the Product, and (ii) a quantity of such Product equivalent to one full Truckload of such Product); less (y) all vendor discounts or concessions applicable to purchases of such Product so purchased and sold for the Restaurants, including but not limited to volume discounts and promotional discounts, made available by the supplier of such Product to Distributor, excluding from this Clause (y) any early payment, prompt payment, cash and similar discounts and any other discounts or concessions allowed by suppliers in respect of the prompt payment of invoices, regardless of the characterization or nomenclature used to describe such discounts or concessions; plus (z) freight costs based on the cost to ship a quantity of such Product equivalent to the lesser of (i) a quantity of products equivalent to the sum of (A) three weeks' inventory of such Product at the applicable distribution center attributable to the Restaurants and the Counted Restaurants (based on the





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aggregate actual usage of such Product by the Restaurants and the Counted
Restaurants in such distribution center's service area during the 12- month period immediately preceding Distributor's delivery of the Product), and (B) three (3) weeks' inventory of each Similar Product at the applicable distribution center attributable to the Restaurants and the Counted Restaurants (based on the aggregate actual usage of such Similar Product by the Restaurants and the Counted Restaurants in such distribution center's service area during the 12-month period immediately preceding Distributor's delivery of the Similar Product), and (ii) one full Truckload of such Product, at the lowest published freight rate of national common carriers that would be applicable to the transportation of such Product from such Product's supplier to the applicable distribution center, notwithstanding whether such common carrier is used or utilized. Any contrary provision in this Agreement notwithstanding, Distributor shall not be required to stock or supply the Products or any other products (including Similar Products) in or from any particular distribution center or centers.

                 (b)  The Delivery Fees shall be adjusted in accordance with
Section 10(c) to reflect reasonable increases or reasonable decreases, as the case may be, in (i) the wages and benefits provided by Distributor to its employees, (ii) Distributor's energy costs, (iii) the costs of funds used by Distributor (iv) any substantial changes in the nature of a Product, a material alteration in the Product mix, or a substantial change in the geographic mix of the Company Restaurants that, in any such case, materially alters the distribution handling costs associated with such Product, and (v) any other items that materially alter the distribution handling costs associated with such Product. Such increases and decreases in the Delivery Fees shall be referred to collectively as "Delivery Fee Adjustments". The parties acknowledge that any change in the number or product mix of the Restaurants may materially alter the distribution handling costs associated with the Products. The parties agree that (i) changes in the number or product mix of Franchised Restaurants shall be grounds for effecting a Delivery Fee Adjustment only in respect of deliveries made to the Franchised Restaurants, and (ii) changes in the number or product mix of Company Restaurants shall be grounds for effecting a Delivery Fee Adjustment only in respect of deliveries made to the Company Restaurants.





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                 (c)  Within 30 days of the second, fourth and sixth
anniversaries of the Closing, senior executives of Distributor and the Company shall meet and negotiate in good faith to effect an equitable Delivery Fee Adjustment; provided that at any time during the term of this Agreement, in the event of an increase or decrease in Distributor's costs in respect of the items enumerated in Section 10(b) equivalent to or greater than one quarter of one percent (0.25%) of Distributor's total sales to the Restaurants during the previous 12-month period which results from events or occurrences beyond the reasonable control of Distributor, such executives shall meet and so negotiate within 15 days following the Company's receipt of written request by Distributor therefor. In connection with any such negotiations, Distributor shall afford the Company reasonable access, upon reasonable notice, to its books and records to the extent and only to the extent necessary to calculate and verify Distributor's costs in respect of the items enumerated in Section 10(b). If, within 15 days of the date of such meeting, Distributor and the Company have not agreed upon the amount of the Delivery Fee Adjustment, if any, the parties shall submit the matter to arbitration in accordance with Section 13(b).

                 (d) Distributor shall prepare and distribute to the Company and the Franchised Restaurants, on a monthly basis, by the first Sunday of each month, price lists showing the prices of all Products regularly supplied under this Agreement, which prices shall be calculated in accordance with this Agreement and shall be in effect as of such first Sunday.
Distributor shall prepare and distribute to the Company and the Franchised Restaurants, on a weekly basis by each Sunday, written notice of any price changes, which shall be in effect as of such Sunday.

                 (e) Neither Buyer nor the Company shall, and they shall cause their respective Affiliates not to, establish or initiate any action, the primary purpose of which is to subvert or evade the pricing or adjustment provisions of this Agreement (including, without limitation, arrangements with suppliers that subvert or evade the nondeduction





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from Cost of early payment, prompt payment, cash and similar discounts pursuant to Section 10(a)(ii) hereof).

                 (f) Distributor shall not, and shall cause its Affiliates not to, establish or initiate any action, the primary purpose of which is to subvert or evade the pricing or adjustment provisions of this Agreement (including, without limitation, arrangements with suppliers that subvert or evade the deduction from Cost of vendor discounts pursuant to Section 10(a)(ii) hereof.

                 11. Prompt Payment. (a) Distributor shall periodically invoice the Company (which may be effected by electronic transmission of the invoice to the Company) at the address of its corporate headquarters,
Attention: Director of Cash Management, following delivery to the Company Restaurants for all Products supplied by Distributor and accepted by the Company Restaurants hereunder. The prices on invoices for all Products supplied by Distributor and accepted by the Company Restaurants shall be in accordance with Section 10 hereof. The terms of payment of each such invoice shall be "1%/10 days - net 21 days, cash in hand." All payments made by the Company to Distributor pursuant to this Agreement shall be made by wire transfer of immediately available funds to a bank account designated by Distributor not fewer than two days prior to such payment, or the last bank account used for any such transfer, as the case may be.

                 (b) Distributor shall periodically invoice the operator of each Franchised Restaurant in accordance with its usual practices.

                 12. Title and Risk of Loss. Except in the case of night deliveries or so-called "key drop" deliveries, title to all Products shall pass upon a Restaurant's acceptance, subject to the rejection of certain items by notation on the delivery ticket, of such Products for delivery. With respect to "key drop" deliveries, title to all goods shall pass at the close of business on the immediately succeeding business day, unless rejected by the Restaurant prior thereto. Distributor shall provide credits





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for Products within seven (7) days of notice and shall ensure that subsequent billings reflect all shortages and damaged or rejected goods noted on delivery tickets. The Company shall make arrangements through Distributor's order department for the return of any goods not accepted by the Company consistent with the reasonable policies of Distributor with respect to the return of goods. Distributor shall promptly issue a receipt to the Company for any goods picked up for return and ensure that the Company receives a proper credit therefor within seven (7) days of pickup. Distributor shall bear all risk of loss, damage, or destruction until title passes to the Company.

                 13.      Examination.

                 (a) The Company shall have the right, at its own expense, not more frequently than once in any 12-month period, upon giving 30 days' written notice to Distributor, to examine Distributor's books and records applicable to verifying the proper calculation of the payments due to Distributor by the Company pursuant to this Agreement during the previous 12-month period. The Company shall be entitled to employ, at its own expense, an independent auditor to assist it in connection with such examination.

                 (b) Distributor and the Company agree to work together in good faith to resolve any discrepancy between the amounts invoiced by Distributor to the Company and the Company's examination. In the event of a conflict which cannot be resolved, if the amount involved exceeds $100,000.00, then the Company or Distributor may give the other written notice (the "Notice of Dispute") which shall specify in detail the nature of any disagreements so asserted. All matters specified in any Notice of Dispute shall be submitted for resolution to and reviewed by an arbitrator mutually appointed by the Company and Distributor in accordance with the (commercial) rules of the American Arbitration Association. If within ten (10) days of the Notice of Dispute the parties are unable to agree upon the selection of an arbitrator, then either party may request the President of the American Arbitration Association to select an arbitrator who is willing to perform such





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services.  The arbitrator selected shall consider only the disputed items set forth in the Notice of Dispute. The arbitrator shall act promptly to resolve all disputed matters and its decision shall be final and binding on the parties. The fees and expenses of the arbitrator shall be shared jointly and equally by the Company and Distributor.

                 (c) Within 30 days of the parties' agreement or the arbitrator's determination, as the case may be, that the amounts paid by the Company to Distributor with respect to the period for which books and records were examined pursuant to Section 13(a) either exceeded or were less than the payments due to Distributor, Distributor shall pay the amount of the excess to the Company, or the Company shall pay the amount of the deficiency to Distributor, as the case may be. If Distributor shall become obligated to pay the Company $500,000.00 or more in respect of any single examination pursuant to Section 13(a), Distributor shall pay the reasonable fees and disbursements of the Company's independent auditors incurred in connection with such examination.

                 (d) The Company and Distributor agree that the rights and remedies granted to the Company in this Section 13 are in addition to any other rights and remedies which may be granted in this Agreement or by law.

                 14. Trademarks and Confidentiality. (a) Distributor shall not use, without the prior written consent of the Company, any Trademarks in any manner whatsoever. Under no circumstances shall the use of any Trademark be permitted for use as a part of Distributor's trade name. The delivery vehicles used by Distributor to distribute Products under this Agreement shall not bear the trademark, trade dress or logo of any restaurant chain other than the Company.

                 (b) The Company and Distributor agree that all information communicated by the Company to Distributor and by Distributor to the Company, including but not limited to communications relating to the quantity and price of goods and services provided hereunder, the Products, Product specifications and formulations, promotional events, marketing and restaurant data, new product introductions and the like, where such information is either identified to Distributor as "confidential" or is reasonably identifiable by either party as such, shall be maintained in confidence by the party receiving such information, except that such information may be provided by either party to its auditors, consultants and advisors who agree to maintain such confidentiality or are otherwise bound to restrictions on disclosure and to any prospective purchasers of all or part of their respective businesses; provided, however, that such prospective purchasers shall have executed and delivered a confidentiality agreement in form and substance approved by the Company, which approval shall not unreasonably be withheld or delayed. The confidentiality obligations of this Section shall not apply to information:

                 (i) which either party is compelled to disclose by judicial or administrative process, or in the opinion of counsel satisfactory to the other party, by other mandatory requirements of law;

             (ii) which can be shown to have been generally available to the public other than as a result of a breach of this Section or of any act or omission of the Company or Distributor or any of their respective Affiliates prior to the Closing;

            (iii) which can be shown to have been provided to either party by a third party who obtained such information after the Closing other than as a result of a breach of this Section; or

             (iv) which can be shown to have been independently acquired by either party after the Closing without use of any information provided hereunder or, with respect to Distributor, without use of information acquired prior to the Closing.

                 15. Testing. Distributor shall promptly submit to the products testing laboratory of the Company or any other entity designated by the Company, in accordance with a testing schedule established from time to time or upon request by the Company, samples of any Product handled by Distributor. The Company shall reimburse Distributor for the Cost of such samples plus applicable freight F.O.B. Distributor's distribution center(s) promptly upon request by Distributor therefor.

                 16. Insurance. Distributor agrees to maintain, during the entire term of the Agreement, insurance coverage against such risks as may be reasonably specified by the Company, in such minimum amounts as may be reasonably satisfactory to the Company. Distributor shall provide the Company with certificates of insurance evidencing such coverage promptly upon the Company's request therefor.

                 17. Product Recalls. In the event it is deemed necessary by either the Company or any suppliers of any Product to recall from any Approved Distributor and/or from the Hardee's(R) System any quantity of any Product, either as a result of failure of such Product to satisfy the proprietary manufacturing specifications issued to suppliers by the Company, or for any other reason bearing on quality and/or safety of such Product, Distributor shall comply diligently with all Products recall procedures then in effect, as established from time to time by the Company and applicable law.
The Company shall bear all costs associated with the recall of any Product, and shall reimburse Distributor for such costs as are incurred by Distributor, unless such recall is the result of the gross negligence or intentional tortuous acts of Distributor, in which event Distributor shall bear all costs and expenses incurred by it and/or the Company in complying with such recall procedures. In the event Distributor fails or refuses to comply with the recall of such Products hereunder upon request by the Company, the Company shall be entitled to take such action as it deems necessary to recall such Products from the Hardee's(R) System and Distributor shall reimburse the Company for its out-of-pocket costs and expenses incurred in connection with such recall to the extent and only to the extent that such costs and expenses exceed the costs and expenses which would have been incurred by Distributor had it complied with such recall.

                 18. Force Majeure. Distributor shall not be responsible for damages caused by its delay or failure to perform, in whole or in part, its obligations hereunder or by its non-compliance with any of the terms hereof where such delay, failure or non-compliance is due or attributable to acts of God, fires, floods, storms, earthquakes, explosions, any inability by Distributor to obtain timely delivery to Distributor of Products, embargoes, acts of or compliance with requests of governmental authorities, nuclear or atomic disasters, national emergencies, wars, riots, strikes, civil insurrections, or similar events beyond the reasonable control of Distributor (any such event, a "force majeure". In the event of any such force majeure, Distributor shall give the Company prompt notice thereof, and thereafter Distributor's obligations hereunder shall be suspended, in whole or in part, for the duration of such force majeure. Upon expiration, settlement or other resolution of the force majeure, Distributor shall resume performance in full hereunder but shall not be required to make- up for any term of this Agreement. In the event Distributor's obligations hereunder are suspended during any force majeure, the Company may enter into other reasonable arrangements with other distributors to satisfy its requirements hereunder. Such other arrangements shall be reasonable in scope and duration such that they may be terminated as soon as possible upon the expiration, settlement or other resolution of the force majeure. Distributor shall use its best efforts to terminate or cause the expiration of any force majeure as soon as practicable following its occurrence.

                 19. Assignment. (a) Subject to Section 19(b), Distributor may not assign this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing in this Section shall preclude Distributor from employing common carriers, contract carriers, public warehousemen or other similar parties to temporarily perform its services hereunder.

                 (b) Notwithstanding Subsection 19(a), Distributor may assign its rights and obligations under this Agreement without the Company's consent to any Affiliate of Distributor or to any purchaser of all or substantially all of its business or assets; provided that neither Distributor nor any assignee of Distributor's rights hereunder shall assign its rights under this Agreement to any party conducting, directly or indirectly, a significant restaurant business without the consent of the Company, which consent shall not be unreasonably withheld or delayed. For purposes of this
Section 19, a change of control or majority ownership of Distributor shall be deemed to be an assignment of rights under this Agreement.

                 (c) Any permitted assignment of this Agreement by either party shall, except as otherwise agreed, be deemed an assignment of all of the assignor's rights and liabilities under this Agreement accruing, arising or relating to any period on or after the date of such assignment.

                 (d) Any assignment made in violation of this Section shall be null and void.

                 (e) During the term hereof, (i) if the Company sells 50 or more Restaurants to any single purchaser or group of purchasers directly or indirectly controlling, controlled by or under common control with Buyer, the Company or any Franchisee (a "Significant Sale"), the Company agrees to use commercially reasonable efforts to cause such purchaser or group of purchasers to enter into an exclusive requirements purchase agreement on terms substantially similar to this Agreement, including Section 3, and (ii) if the Company sells fewer than 50 Restaurants to any single purchaser or group of purchasers directly or indirectly controlling, controlled by or under common control with Buyer, the Company or any Franchisee, the Company agrees to use its reasonable commercial efforts to cause such purchaser to enter into an agreement providing for Distributor to act as its distributor for Products.

                 20.      Termination and Suspension.  (a)  Notwith-standing
Section 5, if any party fails or refuses to comply with one or more of its material obligations hereunder, resulting in a material default which is incapable of being cured or which is capable of being cured and is not cured within a reasonable period following its receipt of oral or written notice of such default from the Company (a "Breach"), the nonbreaching party shall provide the breaching party written notice thereof, describing the Breach and specifying a date, not less than thirty (30) days following the breaching party's receipt of such notice, on which this Agreement shall be terminable at the option of the nonbreaching party unless the Breach has by that date been substantially cured. If the Breach has been substantially cured by the date so specified this Agreement shall not be terminable as a result of such substantially cured Breach.

                 (b) The Company may temporarily suspend Distributor's designation as an Approved Distributor and the Company's obligations pursuant to Section 3 with respect to a particular Product (each such temporary suspension, a "Suspension") if, but only so long as, Distributor shall fail to comply with its obligations under this Agreement with respect to such Product and such failure presents or is likely to present in the immediate future a danger of imminent harm to consumers or to restaurant employees or is in material violation of the requirements of applicable government health, safety or sanitation standards.

                 (c) Any party's failure to terminate this Agreement upon the occurrence of one or more Breaches shall not constitute a waiver or otherwise affect the right of such party to terminate the Agreement for any subsequent Breach. Any party's failure to exercise any of its rights or remedies hereunder or to insist on strict compliance by any other party with any of the terms hereof shall not constitute a waiver of any of the terms or conditions hereof with respect to any other or subsequent Breach nor shall it constitute a waiver by such party of its right at any time thereafter to require compliance with the terms hereof as provided herein. The rights or remedies granted to the parties herein are in addition to any other rights or remedies which may be granted by law.

                 (d) The obligations of Distributor pursuant to this Agreement shall be terminable, at Distributor's option, if any of the following events shall occur and be continuing: (i) if a proceeding is instituted (and not dismissed within 60 days) by or against the Company under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law to be adjudicated a bankrupt or insolvent; (ii) the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of all or a substantial part of the assets of the Company; (iii) any assignment for the benefit of creditors of the Company; or (iv) if the Company shall admit in writing its inability to pay its debts as they become due.

                 (e) The obligations of the Company pursuant to this Agreement shall be terminable, at the Company's option, if any of the following events shall occur and be continuing: (i) if a proceeding is instituted (and not dismissed within 60 days) by or against Distributor under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law to be adjudicated a bankruptcy or insolvent; (ii) the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of all or a substantial part of the assets of Distributor; (iii) any assignment for the benefit of creditors of Distributor; or (iv) if Distributor shall admit in writing its inability to pay its debts as they become due.

                 (f) Upon termination or expiration of this Agreement, (i) Distributor's designation as an Approved Distributor shall terminate and be of no further force and effect; (ii) Distributor shall not thereafter identify itself as an Approved Distributor to the Hardee's(R) System or use any of the Company's trade secrets, the Confidential Information and/or other proprietary information of the Company; (iii) Distributor shall cease to use, in any manner whatsoever, any of the Trademarks; and (iv) Distributor shall sell to the Company, and the Company shall purchase from Distributor, within 30 days of such termination or expiration, all Products in Distributor's inventory, at the

Cost of such Products, plus applicable freight F.O.B. Distributor's distribution center(s); provided, however, that the Company shall not be required to purchase the amount of Distributor's stock which exceeds three (3) weeks' inventory of such Product (based on total sales of such Product to the Restaurants during the immediately preceding 12-month period) if such stock as exceeds such three (3) weeks' inventory was not purchased to fill orders placed by the Company Restaurants.

                 21. Compliance With Laws. Distributor warrants that all Products distributed by it to the Restaurants shall be received, handled, stored, shipped, delivered and sold by Distributor in compliance with all applicable (a) federal and state laws, (b) rules and regulations of all governmental and quasi-governmental agencies having jurisdiction, and (c) municipal ordinances. Upon its receipt of any citation issued by any governmental or other regulatory authority (or of process or citation issued by any court of law or equity) which might result in any interruption in service to any Restaurant, Distributor shall promptly send written notice thereof to the Company and to all Franchised Restaurants which may be affected thereby.

                 22. No Partnership. Distributor acknowledges that it is an independent contractor and no party is or shall be construed as an agent, partner, joint venturer or employee of another. No party shall have the authority to bind or otherwise obligate any other party in any manner and no party shall represent to anyone that it has a right to do so.

                 23. Waivers. No waiver or waivers by any party of any provision of this Agreement, whether by conduct or otherwise, shall be deemed to be a further or continuing waiver of the provision or any other provision of this Agreement.

                 24. Attorneys' Fees. If it is necessary for either of the parties to institute suit to enforce any of the provisions of this Agreement, then the prevailing party in such suit shall be entitled to collect and receive reasonable outside attorneys' fees and court costs through and including appellate litigation, and the other party shall pay for same.

                 25. Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by telex or telecopier or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                 (a)      If to the Company or Buyer, to:

                          Hardee's Food Systems, Inc.
                          1233 Hardee's Boulevard
                          Rocky Mount, North Carolina 27804

                          Attention:  President


                          With copies to:

                          CKE Restaurants, Inc.
                          1200 North Harbor Boulevard
                          Anaheim, California 92803

                          Attention:  General Counsel

                 (b)      If to the Distributor, to:

                          Fast Food Merchandisers, Inc.
                          1233 North Church Street
                          Rocky Mount, North Carolina 27802

                          Attention:  President


                 Any notice given by mail shall be effective when received. Any notice given by telecopier shall be effective when the appropriate telecopier confirmation is printed by the telecopier used to transmit such notice.

                 26. Captioned Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                 27. Governing Law and Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 25 OF THIS AGREEMENT.

                 28. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, the Company and Distributor, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                 29. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

                 30. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

                 31. Third-Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any third party or person other than the parties hereto or their permitted assignees (including without limitation any broker, finder, supplier or customer), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

                 32. Entire Agreement. This Agreement (including all Annexes and Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

                 IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.



                                       HARDEE'S FOOD SYSTEMS, INC.


                                       By:
                                          --------------------------
                                          Name:
                                          Title:



                                       CKE RESTAURANTS, INC.


                                       By:
                                          --------------------------
                                          Name:
                                          Title:



                                       FAST FOOD MERCHANDISERS, INC.


                                       By:
                                          --------------------------
                                          Name:
                                          Title: